PRICING SUPPLEMENT NO. 60                                         Rule 424(b)(3)
DATED: February 25, 1999                                      File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                      $7,315,015,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
                  With Minimum Maturity of Nine Months from Date of Issue

Principal Amount: $100,000,000   Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 2/2/99      Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 2/2/2000

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:

                                             Optional                 Optional
                     Redemption              Repayment                Repayment
Redeemable On        Price(s)                Date(s)                  Price(s)
-------------        --------                -------                  --------

N/A                  N/A                     N/A                      N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:  5.340%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:                             Interest Payment Period:


Index Maturity:

Spread (plus or minus):
-----------------------------------

*     On September 2, 1999 and March 2, 2000.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.




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